UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Freeport-McMoRan Copper & Gold Inc.

(Name of Registrant as Specified In Its Charter)

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Explanatory Note - Commencing June 6, 2014, Freeport-McMoRan Copper & Gold Inc. will refer to the attached presentation in discussions with shareholders.

FREEPORT-McMoRAN
STRENGTH IN RESOURCES

FCX
LISTED
NYSE

www.fcx.com www.fcx.com 2014 Shareholder Engagement June 2014

Engaged and Responsive Board
Engaged and Responsive Board
Shareholder Feedback from 2013 Engagement
Redesign Executive Compensation Program
Independent Board Leadership
Board Refreshment
Board Actions During Past Year
Established New Executive Compensation Program
Appointed Lead Independent Director
Added Four New Independent Directors
Actions Represent Significant Move Towards Best Practices
In March and April 2014, Our Lead Independent Director Met
with Shareholders Representing Approximately 25% of Our
Outstanding Common Stock to Review Board Actions

Robust Independent Board Leadership

Independent Directors Appointed Jerry Ford as Lead Independent
Director in Late June 2013 Shortly Before Annual Meeting
Mr. Ford Has Implemented Several Initiatives, Including New Approach
to Board Refreshment and Formation of a Fully Independent Executive
Committee
Mr. Ford’s Role Has Included:
Providing Recommendations on New Directors
Providing Recommendations on Board Committee Memberships and
Chairman/Vice Chairman Roles
Working with the Chairman of Compensation Committee to Implement New
Executive Compensation Program and Negotiate Revised Executive
Employment Arrangements

Appointment of Five
New Directors in Past Year
Appointment of Five
New Directors in Past Year

Former Plains Exploration & Production
Company directors joined the Board in
June 2013, contributing valuable
backgrounds in oil & gas exploration
and production and banking
Thomas Fry
Independent Director
Jim Flores
Inside Director
Lydia Kennard
Independent Director
Fran Townsend
Independent Director
Alan Buckwalter
Independent Director
The Shift in Composition of Our Board, Including Four New Independent
Directors and New Lead Independent Director Role, Has Introduced
New Perspectives and Reshaped Conversation in the Boardroom
New Independent Directors Appointed
to Board in December 2013, bringing
diverse professional experience in
executive management roles and deep
expertise as directors at public
companies

Well-Balanced Board
Well-Balanced Board

During Past Year, We Reduced Tenure of Our Directors to Average of
8.5 Years and Increased Percentage of Independent Directors
Independent
Directors
81.25%
Other
Directors
18.75%
Board Composition Board Tenure
5 Directors 5 Directors
6 Directors
Less than 5 Years 5-10 Years More than 10
Years

Board Has Wealth of
Expertise & Knowledge
Board Has Wealth of
Expertise & Knowledge

Invaluable Experience in Leading and
Managing Mining, Oil & Gas Companies,
Including Exploration and Production
In-depth Experience in Geology
and Development of Mines, Milling
Facilities and Infrastructure
Expertise in Legal, Regulatory and
Accounting Matters
Deep Understanding of Both Onshore
and Offshore Oil and Gas Operations
Public and Private Company Board
Service
Former Leadership Positions at
International Accounting Firms
Entrepreneurship and Innovation Involvement in Trade Associations
and Federal Agencies
Former Leaders of Banking and
Financial Institutions
International Government Relations,
Public Policy, Sustainability and
Environmental Experience
Exceptional Leadership Abilities in
Developing and Executing Financial
Strategies
Strong Management, Administrative
and Operational Skills

Office of the Chairman –
Develop & Execute Operational and Financial Strategy
Office of the Chairman –
Develop & Execute Operational and Financial Strategy
James R. Moffett
Chairman of the Board
Richard C. Adkerson
Vice Chairman,
President and CEO
James C. Flores
Vice Chairman,
President and CEO
of Oil & Gas Business
Experienced Leadership – Interests Aligned with Shareholders
Collectively Own Approximately 14 Million FCX Shares
•
Founder
•
50+ Years Experience in
Natural Resources Business
•
Accomplished Geologist
•
Leads Global Exploration
Program & Guides Strategy
•
Owns 3.2 Million Shares
•
40+ Years Experience in
Natural Resources Business
•
Leads Global Mining Business &
Corporate Functions
•
Owns 2.7 Million Shares,
Including Vested RSUs
•
30+ Years Experience in
Energy Business
•
Leads Oil & Gas Business
•
Owns 8.0 Million Shares

New Executive Compensation Program
New Executive Compensation Program

In Response to the 2013 Shareholder Vote on Executive Compensation, We
Transformed Our Approach to Executive Compensation
Restructured the Direct Compensation of Members of Office of the Chairman
with Each Being Paid at Same Level
Reduced by 50% the Base Salaries to $1.25 Million from $2.5 Million
Evaluated the Median Aggregate Compensation of Top Three Executives at Peer
Companies and Set Total Target Direct Compensation at $7.5 Million for Each of
Our Top Three Executives
Total Target Direct Compensation of $7.5 Million = Bottom 25th Percentile
for Peer Companies and CEOs at S&P 100 Companies
Of the $7.5 Million Target Compensation, $6.25 Million is at Risk
New Annual Incentive Program (AIP) and New Long-Term Incentive Program
Performance-Based Elements Tied to Enterprise Level Goals and Shareholder
Return Align Focus on Positive Outcomes that Deliver Value to Shareholders

New Executive Compensation Framework –
Office of the Chairman
New Executive Compensation Framework –
Office of the Chairman

Compensation Structure for Office of Chairman with Total Target Direct
Compensation of $7.5 Million (in millions):
AIP Awards are Earned Based on Performance vs. Defined Goals Established
Each Year
AIP 2014 Performance Metrics:
Performance Category Performance Metric Weighting
Financial Operating Cash Flow Excluding Working
Capital Changes
50.0%
Operational Copper Production Volumes 17.5%
Oil Equivalents Production Volumes 7.5%
Safety and
Environmental/Social
Responsibility
Safety (Reportable Rate) 15.0%
Environmental/SR (Score) 10.0%
Base Salary $1.25
Annual Incentive $1.25 (Min 0%; Max 2x Target)
Stock Options $2.50 (No Value Unless Share Price > Strike Price When Vested)
Performance Shares $2.50 (Min 0%; Max 2x Target)

Established New Performance Shares
Established New Performance Shares
FCX’s Total Shareholder Return (TSR) Will Be Compared to Peer
Group Companies After Three Years in Order to Determine FCX’s
Rank Within the Peer Group
Earned Awards Will Be Determined According to TSR Rank as
Specified in the Following Table:
FCX Rank
FCX TSR >0% FCX TSR </=0%
Performance Share Payout % Performance Share Payout %
1-2 (>87
th
percentile) 200% 100%
3 180% 100%
4 160% 100%
5 140% 100%
6 120% 100%
7 – 8 (50
th
– 56
th
percentile) 100% 100%
9 80% 80%
10 60% 60%
11 40% 40%
12-16 (< 25
th
percentile) 0% 0%

Restricted Stock Unit Grant to CEO

New Executive Management Structure Potentially Triggered Termination Provisions in
Mr. Adkerson’s Employment Agreement
Resulted in a Potential Claim by Mr. Adkerson of a “Good Reason” Termination under
Employment Agreement and Right to Receive a $46M Cash Severance Payment
The Board Firmly Believed Retaining Mr. Adkerson, an Experienced and Skilled CEO, Was in
the Best Interests of Our Shareholders
Board Negotiated with Mr. Adkerson to Reach a Mutually Agreeable Solution and Retain Him
as CEO
Board Structured New Severance Arrangement as Restricted Stock Units to Ensure
Strong Link Between Pay and Corporate Performance
Agreed to a One-time Restricted Stock Unit Grant Valued at Less than 80% of the Prescribed
Payout, An Immediate Savings of $11M
Restricted Stock Units Cannot Be Paid Out Until Six Months After Retirement to Avoid
Unintended Incentive for Short-Term Actions
Terminated Mr. Adkerson’s Employment Agreement; No Future Obligations for the Company
We Believe this Action Served the Best Interests of our Shareholders by Terminating
the More Expensive Payout Set Forth in the Employment Agreement while Retaining an
Experienced and Skilled CEO at a Time of Significant Transformation at the Company

Employment Agreement Changes

Terminated Mr. Adkerson’s Employment Agreement
Amended Mr. Flores’ Employment Agreement
Eliminated All Tax Gross-ups and Provision Providing for a Payout of Three Times the Sum
of Salary and Target Annual Bonus Upon Death or Disability, and Reduced Base Salary
Removed Daily Automatic Renewal Provision Resulting in Mr. Flores’ Agreement Now
Having a Five-year Term Ending in February 2019, Subject to One-year Extensions Unless the Company Provides Prior Notice that it Does Not Wish to Extend the Term
Amended Mr. Moffett’s Employment Agreement
Reduced Base Salary by 50%
Changes in Base Salary and Annual Bonus Reduced Potential Severance Payments
As of December 31, 2013 As of March 1, 2014
Lump Sum Payment (in millions)
James C. Flores
Retirement None None
Death/Disability $15.0 None
Termination – Good Reason/No Cause $15.0 $7.5
Termination – After Change of Control $15.0 $7.5
James R. Moffett
Retirement/Death/Disability None None
Termination – Good Reason/No Cause $45.9 $25.6
Termination – After Change of Control $60.8 $36.0

FREEPORT-MCMORAN
STRENGTH IN RESOURCES

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No Equity Grants for 2013 Performance

No Long-Term Incentive Awards Were Granted for 2013 Performance, But
Proxy Disclosure Rules Require Reporting of Equity Awards in the Year of Grant
•
We Historically Granted Equity in January for Performance in the Prior Year
•
The Summary Compensation Table in our 2014 Proxy Statement Therefore Reflects Equity
Awards Granted for 2012 Performance in February 2013 (prior to Annual Meeting)
•
Starting in 2014, Long-Term Incentive Awards will be Granted at the Beginning of the Applicable
Year, which will Align the Performance Period with Proxy Disclosure
Compensation Awarded for 2013 Performance
(a)
Name Salary
Stock
Awards
Option
Awards
Non-Equity
Incentive Plan
Compensation
Change in Pension
Value and
Nonqualified
Deferred
Compensation
Earnings
All Other
Compensation Total
James R. Moffett $2,500,000 $1,250,000 $1,644,729 $1,644,603 $7,039,332
Richard C. Adkerson 2,500,000 1,250,000 5,269,323
James C. Flores 1,461,795 1,250,000 353,190 3,064,985
Kathleen L. Quirk 650,000 1,100,000 159,822 1,909,822
Michael J. Arnold 550,000 1,000,000 156,706 1,706,706
(a) Please see page 38 of the 2014 FCX Proxy Statement for the 2013 Summary Compensation Table; this is not a substitute for that table.
(b) Excludes $35,190,000 aggregate grant date value of RSUs awarded in connection with the termination of Mr. Adkerson’s employment agreement.
1,519,323
(b)
(c)
Amounts reflect compensation to Mr. Flores from May 31, 2013 (date FCX acquired Plains Exploration) through December 31, 2013.
(c )

Oversight of Environmental Risk

A Stockholder Has Proposed that the Board Appoint a Director Who is a Recognized
Expert on Environmental Matters
The Restrictive Proposal Would Limit the Board’s Ability to Identify and Recruit the
Most Qualified Director Candidates
The Board Has a Strong Commitment to Environmental Management and Minimizing
the Environmental Impact of Our Operations
Two of Our Recently Appointed Directors, Mr. Fry and Ms. Kennard, Have Experience in
Environmental Management and Are Members of Our Corporate Responsibility Committee
The Nominating and Corporate Governance Committee Seeks to Maintain a Board with the Right Mix of Skills and Experience; This Proposal Does Not Advance That Goal
All Mining Operations Maintain ISO 14001 Certified Environmental Management Systems, Independently Audited Annually
Grasberg Operation has Undergone Triennial Independent Environmental Audits by Recognized Industry Experts
Annual External Assurance of Our Continued Implementation of the ICMM Sustainable Development Framework,
Including Visits at Six Operations in 2013
Long Track Record of Independent Reviews of Our Environmental Management Systems
Mr. Fry is a Former Director of the Department of the Interior’s Bureau of Land Management
Ms. Kennard Served for Seven Years on the California Air Resources Board

Additional Disclosure

This information is being provided to certain shareholders in addition to Freeport-McMoRan
Copper & Gold Inc.’s proxy statement dated April 29, 2014, that has been available since such date. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. Even if voting instructions for your proxy have already been given, you can change your vote at any time before the annual meeting by giving new voting instructions as described in more detail in the proxy statement. The proxy statement, and any other documents filed by Freeport-McMoRan Copper & Gold Inc. with the Securities and Exchange Commission (“SEC”), may be obtained free of charge at the SEC web site at
www.sec.gov and from the Company’s web site at www.fcx.com.
Freeport-McMoRan Copper & Gold Inc. and its directors and officers may be deemed to be participants in the solicitation of proxies from Freeport-McMoRan Copper & Gold Inc.’s shareholders in connection with the upcoming annual meeting of shareholders. Information about Freeport-McMoRan Copper & Gold Inc.’s directors and executive officers and their ownership of Freeport-McMoRan Copper & Gold Inc. stock is set forth in the proxy statement for Freeport-McMoRan Copper & Gold Inc.’s 2014 annual meeting of shareholders.